Exhibit 10.8

AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES VAF NO CAL PROPERTIES, L.P.,
a Delaware limited partnership
as Seller

AND

SERIES C, LLC,
an Arizona limited liability company

as Purchaser

pertaining to

880 Ridder Park Drive
San Jose, California

EXECUTED EFFECTIVE AS OF

December 11, 2013

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into as of December 11, 2013 (the “Effective Date”), by HINES VAF NO CAL PROPERTIES, L.P., a Delaware limited partnership (“Seller”), and SERIES C, LLC, an Arizona limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificate” has the meaning ascribed to such term in Section 7.2.
“Additional Deposit” has the meaning ascribed to such term in Section 4.1.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in San Francisco, California.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be (a) January 13, 2014, which may be extended only by Seller in its sole discretion to a date no later than February 13, 2014, in accordance with Section 10.1 or such earlier or later date to which Purchaser and Seller may hereafter agree in writing. Purchaser shall have no right to extend the Closing Date.
"Closing Documents" has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.2, 4.8, 4.10, 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 13.3, 14.1, 15.1, 16.1, 17.2, 17.14, 17.15, 17.16, and 17.17 or in any of the Closing Documents.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.10.
“Contingency Date” shall mean December 20, 2013.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 11:00 a.m. Pacific Time on the Closing Date.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code § 25249.5 et seq.), the California Toxic Mold Protection Act (California Health and Safety Code § 26100 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.) the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), and any and all other comparable state and local equivalents.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or the use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.

“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Initial Deposit” has the meaning ascribed to such term in Section 4.1.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), (i) all trade names, trademarks, logos, and service marks (in each case, if any) utilized by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Seller, its Affiliates, the property manager and the Tenant), (ii) all of Seller’s right, title, and interest in and to all plans and specifications relating to the Improvements, (iii) all of Seller’s right, title, and interest in and to all construction, operating and reciprocal easement agreements affecting the Real Property, including without limitation any rights as a declarant, operator, approving party or like authority thereunder, and (iv) all of Seller’s right, title, and interest in and to all existing construction contracts, subcontracts, architecture and engineering agreements, and similar agreements relating to the design, development and construction of the Improvements (“Development Materials”).
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Natural Hazard Expert” has the meaning ascribed to such term in Section 5.6(e).
“Natural Hazard Matters” has the meaning ascribed to such term in Section 5.6(e).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the Official Records of the County Recorder of Santa Clara County, State of California.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.

“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements, but specifically excluding (i) any items of personal property owned by the Tenant, (ii) any items of personal property owned by third parties and leased to Seller, and (iii) any items of personal property owned or leased by Seller’s property manager.
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 5.4.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“Real Property” means those certain parcels of or interests in the real property commonly known as 880 Ridder Park Drive, San Jose, California, as more particularly described on Exhibit A attached hereto and made a part hereof, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).

“Service Contracts” means all of Seller’s right, title and interest in any service agreements, maintenance contracts, equipment leasing agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property. All Service Contracts will be terminated by Seller on or prior to Closing, other than (a) the elevator maintenance contract, and (b) if Purchaser elects no later than the Contingency Date to assume either or both of them at Closing, the janitorial contract and/or the HVAC contract (collectively, the “Assumed Service Contracts”). The Assumed Service Contracts will be assigned to Purchaser at Closing.
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Real Property and the Improvements or a portion thereof: (i) resulting in repair costs (or resulting in a loss of value) either in excess of (x) an amount equal to ten percent (10%) of the Purchase Price or (y) in the case of damage by fire or other casualty, the sum of the insurance proceeds and credits to which Purchaser would be entitled under Section 9, as such repair costs or loss of value calculation is reasonably estimated by an engineer or appraiser mutually selected by Seller and Purchaser; or (ii) giving the Tenant a right to terminate the Tenant Lease or abate Rentals in whole or in part, if such right is not waived prior to Closing; or (iii) in the case of condemnation or eminent domain proceedings, which may result in loss of (x) any portion of the Improvements, (y) access to the Real Property, or (z) a material portion of the parking spaces located on the Real Property.
“Tenant Deposit” means all security deposits, paid or deposited by the Tenant to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Lease, which have not been applied to obligations under Tenant Lease (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant).
“Tenant Lease” means the lease described in Exhibit D attached hereto.
“Tenant Notice Letter” has the meaning ascribed to such term in Section 10.7.
“Tenant” means the County of Santa Clara, California.
“Termination Notice” has the meaning ascribed to such term in Section 5.4.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 5.2 (subject to the limitations therein), 5.3, 5.5, 5.6, 11.1, 12.1, 13.1, 13.2, 13.3, 14.1, 15.1, 16.1 and Article XVII.
“Title Company” means First American Title Insurance Company, at its offices located at 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attn: Brandon Grajewski, Telephone No.: (602) 567-8145, Facsimile No: (602) 567-8101, Email: bgrajewski@firstam.com, provided the Title Company will use the following office for local assistance:1737 N. First Street, Suite 500, San Jose, California 95112, Attn: Diane Blair, Telephone No.: (408) 451-7828, Facsimile No.: (800) 894-7519, Email: dblair@firstam.com.
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).

“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Shawn Hardy, Seller’s asset manager for the Property, and Karen Bradley, Seller's property manager for the Property, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
“Warranties” means any existing warranties held by Seller and given by third parties with respect to the Improvements or Personal Property, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained.
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):
(a)    the Real Property;
(b)    the Improvements;
(c)    the Personal Property;
(d)    the Tenant Lease and, subject to the terms of the Tenant Lease, the Tenant Deposit (if any);
(e)    the Licenses and Permits, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained;

(f)    the Warranties, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained;
(g)    the Assumed Service Contracts; and
(h)    the Intangible Personal Property.
Section 2.2    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III
CONSIDERATION
Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) will be $24,000,000 in lawful currency of the United States of America, payable as provided in Section 3.3.
Section 3.2    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing, Purchaser assumes and agrees to perform or pay, as applicable, all of the covenants and obligations of Seller or Seller’s predecessor in title in the Tenant Lease, Assumed Service Contracts, Licenses and Permits and Intangible Personal Property assigned to Purchaser and which are to be performed on or subsequent to the Closing Date.
Section 3.3    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 1:00 p.m. Pacific time on the Closing Date, but subject to the satisfaction of any conditions to Closing under this Agreement: (a) Purchaser will cause the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1    Earnest Money Deposit. No later than 5:00 P.M. Pacific time two (2) Business Days after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of $500,000 (the “Initial Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Initial Deposit within the time period described above, this Agreement shall automatically terminate. No later than 5:00 P.M. Pacific time two (2) Business Days after the Contingency Date, if this Agreement has not terminated pursuant to Section 5.4, Purchaser shall deposit with the Title Company, in immediately available federal funds, the additional sum of $1,000,000 (“Additional Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Additional Deposit within the time period described above and this Agreement has not terminated in accordance with Section 5.4, then this Agreement shall automatically terminate and Seller shall be entitled to retain the Initial Deposit. The Initial Deposit and the Additional Deposit, if made, plus all interest thereon, shall be the “Earnest Money Deposit”. If Closing occurs, the Earnest Money Deposit shall be applied to the Purchase Price.
Section 4.2    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of the Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all

Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2 below, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3 below.
Section 4.5    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.6, when Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:
(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)    Deliver the Deed to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;
(e)    Issue to Purchaser the Title Policy required by Section 6.3;
(f)    Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.6    Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within three (3) Business Days after receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 5.4, the foregoing provisions of this Section 4.6 shall not be applicable and Title Company shall deliver the Earnest Money Deposit to Purchaser, without the necessity for compliance with such foregoing provisions.
Section 4.7    Indemnification of Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.9    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)    The Title Company (the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    During the Property Approval Period, Purchaser and its agents, representatives, contractors and consultants shall inspect and investigate the Property and shall conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with the Tenant; provided, however, Purchaser shall not have the right to communicate with Tenant unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such communications. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements or interview the Tenant at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations and Tenant interviews contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with the Tenant. No physical or invasive testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long such communications can be conducted without disclosing the terms of this Agreement).
Section 5.2    Document Review.
(a)    Seller has made available and/or will make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives or by access to the Title Company’s data room, the following, to the extent in Seller’s possession, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (ii) operating statements for calendar year 2012 and year-to-date 2013; (iii) copies of the Tenant Lease, Warranties, Service Contracts and Licenses and Permits; (iv) copies of the most recent environmental reports for the Property commissioned by Seller; (v) copies of Seller’s title policy and survey for the Property; (vi) copies of Operating Expense reconciliations for 2012; and (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property (collectively, the “Documents”). “Documents” shall not include (and Seller shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates to the extent relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; or (6) any materials projecting or relating to the future performance of the Property.
(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than (i) its attorneys, partners, accountants, consultants, advisors, lenders (including prospective lenders) or investors (collectively, the “Permitted Outside Parties”), or (ii) to the extent Purchaser is required to disclose the same pursuant to a court order, applicable laws or regulations or pursuant to a legal dispute between Purchaser and Seller. Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property or the feasibility of any financing of the Property or for auditing purposes. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenant or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Notwithstanding the foregoing, Purchaser and the Permitted Outside Parties shall not be obligated to keep confidential any Documents that (1) are already in the public domain, (2) are or become generally available to the public other than as a result of a disclosure by Purchaser or any Permitted Outside Parties, or (3) are or become available to Purchaser on a non-confidential basis from a source other than Seller who, to Purchaser’s knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Seller prohibiting such disclosure.
(c)    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction; provided, however, Purchaser (x) will be entitled to retain one copy of the Documents for compliance purposes or for the purposes of defending or maintaining litigation or threatened litigation, subject to the continued application of the provisions of this Section 5.2, and (y) will not be obligated to erase Documents that are contained in an archived computer system made in accordance with its security and/or disaster recovery procedures on the understanding that any such retained Documents shall remain subject to the continued application of the provisions of this Section 5.2.
(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
(e)    Notwithstanding any provision of this Agreement to the contrary, Purchaser’s obligations under the foregoing provisions of this Section 5.2 shall terminate on the earlier to occur of (x) twelve (12) months from the Effective Date, or (y) the Closing Date, if Closing occurs.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with the Tenant, Purchaser and the other Licensee Parties will take all reasonable steps necessary to not: unreasonably disturb the Tenant or interfere with its use of the Property pursuant to the Tenant Lease; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or the Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenant except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, except in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain or cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) reasonably satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings, tests and examinations conducted by Purchaser and/or any Licensee Parties with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests. Nothing contained in this Section 5.3 shall be deemed or construed as Seller’s consent to any further physical testing or sampling with respect to the Property after the date hereof.
(b)    Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; except to the extent arising due to the negligence or willful misconduct of Seller or Seller’s members, partners, agents, officers, directors, employees, successors, assigns or Affiliates; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property by or in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.

(c)    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive such Closing or termination.
Section 5.4    Property Approval Period. Between November 20, 2013 and 5:00 p.m. (Pacific time) on the Contingency Date (the “Property Approval Period”), Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, prior to 5:00 p.m. (Pacific time) on the Contingency Date, either (a) notify Seller in writing (an “Approval Notice”) that Purchaser has approved the matters described in Sections 5.1 and 5.2 above, which determination shall be made by Purchaser in its sole and absolute discretion, or (b) notify Seller in writing (a “Termination Notice”) that Purchaser elects, in its sole and absolute discretion, to terminate this Agreement pursuant to this Section 5.4. If Purchaser fails to timely deliver either an Approval Notice or a Termination Notice pursuant to the foregoing, Purchaser shall be deemed to have elected to terminate this Agreement pursuant to this Section 5.4. Purchaser shall pay any cancellation fees or charges of Title Company, and except for Purchaser’s indemnity and confidentiality obligations under this Agreement which expressly survive termination of this Agreement, the parties shall have no further rights or obligations to one another under this Agreement.
Section 5.5    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF OR IN ANY OF THE CLOSING DOCUMENTS (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1 HEREOF OR IN ANY OF THE CLOSING DOCUMENTS, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED

OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 HEREOF OR IN ANY OF THE CLOSING DOCUMENTS (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon expiration of the Property Approval Period, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller herein or in the Closing Documents, as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.

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Section 5.6    Purchaser’s Release of Seller.
(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
_/s/ JMP________Purchaser Initials
(b)    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has (or shall have prior to the expiration of the Property Approval Period) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous

Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
_/s/ JMP________Purchaser Initials
(d)    California Specific Waiver Provision. In connection with Sections 5.6(a) - (c), Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION 5.6. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 5.6.
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Purchaser Initials
(e)    Purchaser and Seller further acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the "Natural Hazard Matters"). Purchaser and Seller hereby instruct Title Company, or an affiliate thereof (who, in such capacity, is herein called the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Purchaser and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Disclosure Statement.
(f)     Notwithstanding anything to the contrary contained in this Section 5.6, nothing in this Section 5.6 shall be deemed to limit (x) Seller’s liability as expressly provided in this Agreement with respect to Seller’s representations, warranties, covenants and indemnities that survive the Closing or (y) Seller’s liability under the Closing Documents.
(g)    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1    Survey. Within two (2) days after the Effective Date, Seller shall deliver to Purchaser an updated survey for the Real Property (as may be revised, the “Updated Survey”). Purchaser may obtain revisions to the Updated Survey at Purchaser’s cost and expense.
Section 6.2    Title and Survey Review.
(d)    Purchaser shall cause the Title Company to promptly furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser shall have until December 16, 2013 (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and Title Company of any matters shown on the PTR and/or the Updated Survey which are not satisfactory to Purchaser. If Seller has not received such written notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property and the Updated Survey, subject to Seller’s obligations set forth in Section 6.2(c) below. Except as expressly provided herein, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than December 18, 2013, written notice to Purchaser and Title Company identifying which disapproved items, if any, Seller shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Title Policy) (“Seller’s Response”). If Seller does not deliver a Seller’s Response prior to such date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until 5:00 p.m. Pacific time on the Contingency Date to (i) deliver a written Termination Notice terminating this Agreement to Seller and Title Company terminating this Agreement as set forth in Section 5.4, or (ii) waive any such objection to the PTR and the Updated Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Seller and Title Company have not received written notice from Purchaser by the Contingency Date, such failure shall be deemed Purchaser’s termination of this Agreement, unless Purchaser has delivered an Approval Notice under Section 5.4, in which case Purchaser shall be deemed to have waived of all such objections to the PTR and the Updated Survey.
(e)    Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the expiration of the Property Approval Period and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to the expiration of the Property Approval Period, and (iii) not disclosed in writing by Seller to Purchaser and the Title Company prior to the expiration of the Property Approval Period (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date which is three (3) Business Days after being made aware of the existence of such New Exception. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) Business Day period and for two (2) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) Business Day period, Seller does not remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a Termination Notice to Seller no later than the date that is two (2) Business Days following expiration of the two (2) day cure period, in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions.
(f)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure exceptions to title to the Real Property and Improvements relating to (i) liens and security interests securing any loan to Seller, (ii) any other liens or security interests created by documents executed by Seller to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year, and (iii) encumbrances that have been voluntarily placed against the Property by Seller after the Effective Date without Purchaser’s prior written consent.
Section 6.3    Title Insurance. At the Closing, and as a condition thereto, the Title Company shall issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance together with such available endorsements thereto that Purchaser may reasonably require and that the Title Company has agreed to have prior to the Contingency Date (the “Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property vested in the Purchaser, subject only to (i) the pre-printed standard exceptions in such Title Policy (other than exceptions that can be removed from such Title Policy by Seller’s delivery of a customary owner’s title affidavit or gap indemnity), (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Lease, (iv) any taxes and assessments for the year of Closing and for any other year, in each case, if not yet due and payable as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant under the Tenant Lease, (vi) all matters shown on the Updated Survey, or that would be shown on any updates thereto, and (vii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, then the Title Policy to be issued as of the Closing shall be a standard ALTA Owner's Policy of Title Insurance.
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser that, from the Effective Date until Closing Seller will:
(g)    Operations. Continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX, and perform its obligations under the Tenant Lease and Service Contracts.
(h)    Maintain Insurance. Maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(i)    Personal Property. Not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof.
(j)    Tenant Lease. Enforce the terms and conditions of the Tenant Lease and Seller will not enter into any amendments, expansions or renewals of the Tenant Lease or provide any consents requested of Seller under the Tenant Lease, in each case, without the prior written consent of Purchaser, which consent will not be unreasonably withheld prior to the Contingency Date and, thereafter, may be withheld in Purchaser’s sole discretion. Nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Seller, as landlord, is required to honor pursuant to the Tenant Lease.
(k)    Service Contracts. Not enter into, amend, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld. Seller shall terminate all Service Contracts, other than the Assumed Service Contracts, on or prior to Closing. The Assumed Service Contracts will be assigned to Purchaser at Closing.
(l)    Notices. Promptly deliver to Purchaser (i) copies of all written default notices given by Seller affecting the Property and (ii) to the extent received by Seller, copies of written default notices, notices of lawsuits, notices of violations and notices of potential condemnations affecting the Property.

(m)    Alterations. Not perform any alterations of a structural nature at the Property without Purchaser’s prior written consent (not to be unreasonably withheld or delayed), except if required pursuant to the Tenant Lease or by applicable law.
(n)    Casualty/Condemnation. Not settle any condemnation claim or insurance casualty claim without Purchaser’s prior written consent not to be unreasonably withheld or delayed.
(o)    Property Transactions. Not accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, financing, disposition or other transaction involving the Property, provided this covenant shall apply only after Purchaser has issued an Approval Notice under Section 5.4.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within five (5) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.
Section 7.2    Tenant Lease Estoppel.
It will be a condition to Closing that Seller obtain and deliver to Purchaser, from Tenant an executed Acceptable Estoppel Certificate. “Acceptable Estoppel Certificate” is an estoppel certificate in substantially the form of the estoppel certificate attached hereto as Exhibit B (or in the form prescribed by, permitted under, or required by the Tenant Lease) which (1) is addressed to Purchaser, (2) is dated not more than forty-five (45) days prior to the Closing Date, (3) has all blanks completed or marked not applicable, as appropriate, (4) has all exhibits completed and attached, as applicable, and (5) does not indicate (x) any Tenant Lease amendment, assignment or subletting that was not previously provided by Seller to Purchaser pursuant to Section 5.2(a) and which is not reasonably acceptable to Purchaser, or (y) any alleged default or unfulfilled obligation on the part of the landlord or adverse claim against landlord not previously disclosed in writing to Purchaser. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the Acceptable Estoppel Certificate in accordance with the provisions of this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the Acceptable Estoppel Certificate shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit.
Section 7.3    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), each party is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If either party learns that the other party is, becomes, or appears to be a Blocked

Person, the learning party may delay the sale contemplated by this Agreement pending the learning party’s conclusion of its investigation into the matter of the other party’s status as a Blocked Person. If either party determines that the other party is or becomes a Blocked Person, the learning party shall have the right to immediately terminate this Agreement and take all other actions necessary or in the opinion of the learning party to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.1    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI, Seller represents and warrants to Purchaser the following as of the Effective Date:
(h)    Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
(i)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(j)    Non-Contravention; Enforceability. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(k)    Suits and Proceedings. As of the Effective Date, except as listed in Exhibit C, there are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened (in writing) against the Property, Seller relating to the Property, or Seller’s ownership or operation of the Property, including without limitation condemnation, takings or similar proceedings.
(l)    No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.

(m)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(n)    Documents. Seller has made available to Purchaser for review true and complete copies of (i) the Tenant Lease set forth on Exhibit D attached hereto, and (ii) the Service Contracts.
(o)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
(p)    Prohibited Persons. Seller is not, and to Seller’s knowledge, no Affiliate of Seller is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state hereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property. In addition, neither Seller nor any Affiliate of Seller is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(q)    Tenant Lease. There are no leases or other rights of occupancy with respect to the Property, or any portion thereof, other than the Tenant Lease. The Tenant Lease has not been modified, amended or assigned, except as set forth on Exhibit D attached hereto. To Seller’s Knowledge, there is no existing and uncured monetary default or material non-monetary default by Tenant under the Tenant Lease. Seller has not received or given any notice of termination or default under the Tenant Lease. Tenant has not asserted in a written notice delivered to Seller (X) any defenses, set‑offs or counterclaims, (Y) any right to reduction in, refund of, allowance, credit, rebate, concession or deduction against, or is otherwise disputing, any rent, additional rent and other charges payable pursuant to the Tenant Lease, or (Z) any right to cancel the Tenant Lease or to be relieved of its covenants thereunder. Tenant has not paid any rent under the Tenant Lease as of the date hereof for any period of more than thirty (30) days in advance. Upon receipt of an Acceptable Estoppel Certificate from Tenant, to the extent that any items contained in such estoppel confirm any of the representations set forth in this paragraph (the “Confirmed Representations”), such estoppel shall be deemed to replace the Confirmed Representations, and the Confirmed Representations shall automatically terminate.
(r)    Purchase Rights. There are no options to purchase, rights of first refusal or rights of first offer to purchase the Property.
(s)    Violations. Prior to the Effective Date, Seller has not received any written notice from any Authority that the Property or the use thereof is in violation of any applicable laws, codes, ordinances, regulations or documents of record.
(t)    Seller’s Knowledge. Shawn Hardy, Seller’s asset manager for the Property, and Karen Bradley, Seller's property manager for the Property, are the individuals associated with

Seller that are most likely to have knowledge of any matters in this Agreement that are qualified to Seller’s Knowledge.
At Closing, Seller shall deliver to Purchaser an instrument (“Representation Update”) which will include a statement setting forth in reasonable detail the ways in which any of the foregoing representations and warranties are no longer true and accurate in all material respects, which shall be limited to matters discovered by Seller since the Effective Date and not resulting from Seller’s acts. If the representations and warranties of Seller contained in this Agreement are no longer true and accurate in all material respects, Purchaser may, no later than the Closing, give notice to Seller terminating this Agreement, in which event Purchaser shall be entitled to the Earnest Money Deposit and all interest accrued thereon and, if the representations and warranties were not true and accurate in all material respects on the Effective Date or became untrue or inaccurate in any material respect after the Effective Date as a result of Seller’s intentional acts after the Effective Date, Purchaser shall be entitled to recover its third party out-of-pocket expenses from Seller up to, but not to exceed, $100,000; provided Seller may, at its sole option, cancel Purchaser’s termination of this Agreement by agreeing to reduce the Purchase Price by the amount of such loss or damage.
Section 8.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Status. Purchaser is a limited liability company, duly organized and validly existing under the laws of the State of Arizona.
(b)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)    Prohibited Persons. Purchaser is not, and to Purchaser’s knowledge, no Affiliate of Purchaser is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state hereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property. In addition, neither Purchaser nor any Affiliate of Purchaser is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
ARTICLE IX
CONDEMNATION AND CASUALTY
Section 9.1    Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of the Real Property or Improvements is so destroyed or damaged, to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s notice, unless, as to a casualty affecting a Significant Portion described in clause (i)(y) of the definition of Significant Portion, Seller elects in its sole discretion to credit against the Purchase Price any such excess amount so as to eliminate the shortfall described. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts reasonably expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenant under the Tenant Lease.
Section 9.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and Improvements is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts reasonably expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenant under the Tenant Lease.
Section 9.3    Condemnation of Property. Seller shall promptly notify Purchaser if, prior to the Closing Date, all or any portion of the Real Property and Improvements is subject to a condemnation or sale in lieu of condemnation or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Real Property and Improvements of its intention to take, by eminent domain proceeding, all or any portion of the Real Property and Improvements. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of the Real Property and Improvements or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Real Property and Improvements of its intention to take, by eminent domain proceeding, all or any Significant Portion of the Real Property and Improvements, prior to the Closing, Purchaser will have the option, by providing Seller written notice within ten (10) days after receipt of Seller’s notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or if less than a Significant Portion of the Real Property and Improvements is the subject of a condemnation or sale in lieu of condemnation or such official notice, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Real Property, Improvements and Seller’s interest in the Tenant Lease, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property (unless Tenant would have a right to terminate the Tenant Lease or abate Rentals in whole or in part and such right is not waived prior to Closing), but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.
ARTICLE X
CLOSING
Section 10.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company. Seller shall have the right to extend the Closing Date to a date no later than February 13, 2014 to the extent deemed necessary by Seller to satisfy Closing conditions. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

Section 10.2    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
(a)    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)    Four (4) counterparts of the Tenant Notice Letter, duly executed by Purchaser;
(d)    Evidence reasonably satisfactory to Seller that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;
(e)    An original of the Preliminary Change of Ownership Report in accordance with California Revenue and Taxation Code Section 480.3; and
(f)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered.
Section 10.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), and (l) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, Seller shall deliver items (g), (h) and (i) to Purchaser at the Property:
(a)    A grant deed substantially in the form attached hereto as Exhibit F (the “Deed”), duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements subject only to the Permitted Exceptions, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by Seller and attached to the Deed;
(b)    Four (4) counterparts of the general conveyance substantially in the form attached hereto as Exhibit E (the “General Conveyance”) duly executed by Seller;
(c)    Four (4) counterparts of the Tenant Notice Letter, duly executed by Seller;
(d)    Evidence reasonably satisfactory to Title Company and Purchaser that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so;

(e)    Four (4) counterparts of a certificate in the form attached hereto as Exhibit G (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)    The Tenant Deposit, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. In the event the Tenant Deposit is in the form of a letter of credit, then Seller shall deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to Purchaser upon approval thereof by the issuer of the letter(s) of credit;
(g)    The Personal Property;
(h)    All original Assumed Service Contracts, Licenses and Permits, Warranties, Development Materials and the Tenant Lease, in each case, to the extent in Seller’s possession and control;
(i)    All keys to the Improvements which are in Seller’s possession, the Tenant files and any other records and files relating to the current operation and maintenance of the Property (provided Seller may keep copies of such records and files), and all architectural and engineering plans and specifications relating to the Property;
(j)    A Withholding Exemption Certificate, Form 593-C, or in the event that the Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement (the "Form 593") duly executed by Seller;
(k)    Any required consent from the issuer of the roof warranty to the assignment thereof to Purchaser (or re-issued warranty in Purchaser’s name); and
(l)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement and a customary owner’s title affidavit duly executed and delivered.
Section 10.4    Prorations.
(e)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time.

Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Title Company and submitted to Seller and Purchaser for approval (which approval shall not be unreasonably withheld, delayed or conditioned) two (2) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller within six (6) months after Closing; provided that such reconciliation, as it relates to real estate taxes, shall be made within thirty (30) days following the issuance of the tax bills for the Real Property. The provisions of this Section 10.4 will survive the Closing for six (6) months, and in the event any items subject to proration hereunder are discovered within such 6-month period, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(f)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the Tenant Lease, to the extent the same exceeds any expense stop specified in the Tenant Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to Seller or its successor by Tenant under the Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d) below. Rentals are “Delinquent” if payment thereof has not been made on or before the due date under the Tenant Lease. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals for six (6) months after Closing, but Purchaser will have no liability for the failure to collect any Delinquent Rentals payable to Seller and will not be required to conduct lock-outs or take any other legal action or incur any material expense to enforce collection of any such amounts owed to Seller by the Tenant. Any Rentals received by Purchaser or Seller within one (1) year after Closing (the “Delinquent Rental Proration Period”) from the Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, which shall be payable to and belong to Seller in all events) will be applied first to amounts currently owed by the Tenant to Purchaser (including without limitation Delinquent Rentals attributable to the period after the Closing Time), then to Rentals for the month of Closing, and then to any collection costs of Purchaser related to the Tenant, and then to prior delinquencies owed by the Tenant to Seller. In no event shall Seller initiate litigation or other legal action after the Closing Date to pursue collection of Delinquent Rentals. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be promptly remitted to Purchaser.
(g)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes in excess of the applicable base year, if any, specified in the Tenant Lease (collectively, “Operating Expense Recoveries”) for calendar year 2014. If less amounts have been collected from Tenant for Operating Expense Recoveries for calendar year 2014 than would have been owed by the Tenant under the Tenant Lease if the reconciliations under the Tenant Lease were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2014 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller if and when collected from Tenant and subject to Section 10.4(b) with respect to application of Rentals received after Closing. If more amounts have been collected from the Tenant for Operating Expense Recoveries for calendar year 2014 than would have been owed by the Tenant under the Tenant Lease if the reconciliations under the Tenant Lease were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2014 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2014 will fully relieve Seller from any responsibility to the Tenant or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations within six (6) months after Closing solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from the Tenant the amount of any outstanding Operating Expense Recoveries for calendar year 2014 for periods before and after Closing, but Purchaser will have no liability for the failure to collect any Operating Expense Recoveries for the period prior to Closing and will not be required to conduct lock-outs or take any other legal action or incur any material expense to enforce collection of any such amounts owed to Seller, and (ii) where appropriate, reimbursing Tenant for amounts attributable to Operating Expense Recoveries for calendar year 2014, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(h)    With respect to specific tenant billings for work orders, special items performed or provided at the request of the Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on the Tenant’s payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
Section 10.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Lease and the Permitted Exceptions.
Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)    Purchaser will pay (i) all premium and other incremental costs for obtaining an extended coverage ALTA title policy and any endorsements to the Title Policy, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) ½ of the Title Company’s escrow and closing fees, if any, (v) any mortgage recording tax or recording fees, (vi) 1/2 of any city documentary transfer taxes, and (vii) any revisions to the Updated Surveys;
(b)    Seller will pay (i) the premium for the base cost of a standard coverage ALTA title policy and the cost of any endorsement with respect to matters for which Seller has agreed to obtain affirmative insurance pursuant to Section 6.2, (ii) the cost of the Updated Survey, (iii) Seller’s attorneys’ fees, (iv) any county documentary transfer taxes, (v) ½ of the Title Company’s escrow and closing fees, if any, and (vi) 1/2 of any city documentary transfer taxes;
(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located; and
(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 10.7    Post Closing Delivery of Tenant Notice Letter. Immediately following Closing, Seller will deliver to Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposit (specifying the exact amount of the Tenant Deposit) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letter”). Seller shall provide to Purchaser a copy of the Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.

ARTICLE XI
BROKERAGE
Section 11.1    Brokers. Seller agrees to pay to Eastdil Secured (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to separate agreements. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.

ARTICLE XII
CONFIDENTIALITY
Section 12.1    Confidentiality. Seller and Purchaser expressly acknowledge and agree that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, lenders (including prospective lenders), consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or for any financing of the Property or for auditing purposes or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will be subject to the provisions of Section 5.2(b). Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties.
ARTICLE XIII
REMEDIES
Section 13.1    Default by Seller. If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, elect by written notice to Seller no later than (5) days following the scheduled Closing Date, either (a) to terminate this Agreement, and, if Seller has affirmatively and intentionally committed a material default hereunder, recover its third party out-of-pocket expenses from Seller up to, but not to exceed, $100,000, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, (b) to seek specific performance of Seller’s obligations hereunder, or (c) only in the event of an Intentional Conveyance (as defined below), terminate this Agreement and recover from Seller damages equal to the amount by which the gross proceeds from the Intentional Conveyance exceed the Purchase Price. An “Intentional Conveyance” shall mean Seller has, except as expressly permitted hereunder, intentionally conveyed or encumbered the Property to a third party, such conveyance or encumbrance is not remedied by Closing, and, as a result thereof, specific performance is unavailable. Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, WHICH EARNEST MONEY DEPOSIT SHALL BE PAID TO SELLER, AND (ii) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, AND UPON SUCH PAYMENT TO SELLER, THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677.

THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.
SELLER’S INITIALS: /s/ DJC    PURCHASER’S INITIALS: /s/ JMP
Section 13.3    Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that each of Seller and Purchaser have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller, respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.

ARTICLE XIV
NOTICES
Section 14.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:
Series C, LLC
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attn: John M. Pons
Fax: (480) 449-7012
Email: john.pons@colereit.com

with a copy to:
Kutak Rock LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, Arizona 85253
Attn: Mitch Padover
Fax: (480) 429-5001
Email: mitch.padover@kutakrock.com

To Seller:    Hines VAF No Cal Properties, L.P.,
c/o Hines Interests Limited Partnership
101 California Street, Suite 1000
San Francisco, California 94111
Attn:    George Clever
Fax:    (415) 399-6662
Email: george.clever@hines.com
with a copy to:
Hines Interests Limited Partnership
        499 Park Avenue, 12th Floor
        New York, New York 10022
        Attn: David J. Congdon
Fax: (212) 230-2276
Email: dave.congdon@hines.com
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
            Attn:    Jonathan W. Dunlay
Fax:    (214) 661-4711
Email: jon.dunlay@bakerbotts.com

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT
Section 15.1    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser, Cole Operating Partnership IV, LP, a Delaware limited partnership, Cole REIT III Operating Partnership, LP, a Delaware limited partnership, Cole Corporate Income Operating Partnership, LP, a Delaware limited partnership, Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, or Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, a Delaware limited partnership without the consent of Seller. No assignment by Purchaser hereunder shall relieve Purchaser from its obligations hereunder; provided, however, with respect to any assignment, if Closing occurs the assigning party (but not the assignee) shall be relieved of all its obligations arising under this Agreement before, on and after Closing. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

ARTICLE XVI
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1    Survival of Representations, Warranties and Covenants.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement and under any Closing Document, will survive the Closing for a period of six (6) months. Purchaser will not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement, or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing ("Closing Documents"), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $25,000, in which case all liability or losses from the first dollar thereof shall be included. In addition, in no event will Seller’s liability for all untruths, inaccuracies, breaches, and/or failures under Section 8.1 any other provision of this Agreement, or under any Closing Documents (including Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, $750,000.
(b)    After Closing, Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein for which and to the extent, prior to the Closing, Purchaser has actual knowledge of any breach thereof.
(c)    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.
ARTICLE XVII
MISCELLANEOUS
Section 17.1    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
Section 17.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all reasonable attorneys’ fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above. The term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser has no, and waives any, right to extend the Closing Date.
Section 17.4    Construction/Business Days. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on or by which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, such date shall be extended to the next succeeding Business Day.
Section 17.5    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures will be binding upon the party sending the signature by such electronic means when sent.
Section 17.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 17.8    Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS IN SAN FRANCISCO COUNTY, CALIFORNIA, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 17.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12    Exhibits. Exhibits A through G, inclusive, are incorporated herein by reference.
Section 17.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or Purchaser or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Seller’s and Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser, respectively, under this Agreement and the Closing documents.
Section 17.16    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 17.17    SEC S-X 3-14 Audit. In order to enable Purchaser to comply with the reporting requirements of the Securities and Exchange Commission (the “SEC”), Seller agrees, at Purchaser’s cost and expense, to provide Purchaser and its representatives information sufficient for Purchaser to comply with SEC Rule 3-14 of Regulation S-X, including Seller’s most current financial statements for the current fiscal year and the most recent pre-acquisition fiscal year (collectively, the “SEC Filing Information”); provided Seller will provide such information without any representation or warranty. Seller understands that certain of the SEC Filing Information may be included in filings required to be made by Purchaser with the SEC. Seller will cooperate in providing data and by being available to answer questions with respect to its records as they arise, both before and after the expiration of the Property Approval Period. This Section 17.17 shall survive Closing for a period of one (1) year.

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.
PURCHASER:

SERIES C, LLC, an Arizona limited liability company

By: /s/ JOHN M. PONS
Name: John M. Pons
Title: Authorized Officer

SELLER:
HINES VAF NO CAL PROPERTIES, L.P.

By:     Hines VAF No Cal Properties GP, LLC,
its general partner

By:    Hines VAF No Cal Mezz, L.P.,
its sole member

By:    Hines VAF No Cal Mezz GP LLC,
its general partner

By:    Hines VAF Northern California, L.P.,
its sole member

By:    Hines VAF Northern California GP LLC,
its general partner

By: /s/ DAVID J. CONGDON
Name: David J. Congdon
Title: Manager